Exhibit 8.1




                                  May 28, 2003




Knight Fuller, Inc. and
  KFI Properties, L.P.
150 Post Street, Suite 405
San Francisco, CA  94108

         Re:      Registration Statement on Form S-4/A

Ladies and Gentlemen:

         You have requested our opinion with respect to certain Federal income tax matters in connection with the transactions contemplated by the prospectus/consent solicitation statement (the "Prospectus") forming part of the Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on or about the date hereof by Knight Fuller, Inc. and KFI Properties, L.P. (the "Registration Statement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the Prospectus.

         This letter is for delivery in connection with the offering made by the Prospectus and is intended to confirm as of the effective date of the Registration Statement our opinion described in the "Federal Income Tax Consequences - Tax Results of the Restructuring" section of the Prospectus. This letter is for delivery to Knight Fuller, Inc. and KFI Properties, L.P. We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus under the caption "Experts."

         In confirming the opinion referred to in the Prospectus, we have examined and relied upon the following:

(i) The Registration Statement, including the Prospectus, the Amended and Restated Certificate of Limited Partnership of Resources Accrued Mortgage Investors, L.P. - Series 86 ("RAM-86"), the Certificate of Limited Partnership of KFI Properties, L.P. and all other exhibits to the Registration Statement, and

(ii) Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions referred to in this letter.

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Knight Fuller, Inc. and
  KFI Properties, L.P.
May 28, 2003
Page 2

         For purposes of confirming the opinion stated in the Prospectus, we have assumed:

(a) The truth and accuracy of the statements contained in the Registration Statement;

(b) In those cases in which we have not been involved directly in the preparation, execution or the filing of a document, that
                  (1) the document reviewed by us is an original document, or a true and accurate copy of the original document, and has not been subsequently amended, (2) the signatures on each original document are genuine, and (3) each party who executed the document had proper authority and capacity;

(c) That none of the exhibits to the Registration Statement has been amended or restated, except as reflected in the Registration Statement;

(d) The truth and accuracy of the factual representations, views and beliefs of Knight Fuller, Inc. and KFI Properties, L.P. referred to in the Prospectus;

(e) That RAM-86 and KFI Properties, L.P. will continue to elect to be treated as partnerships for Federal income tax purposes and that neither will elect to be excluded from the partnership provisions of the Code; and

(f) That the partnership interests in RAM-86 and the partnership interests in KFI Properties, L.P. are not and will not be (i) listed on an established securities market, nor (ii) readily tradable on a secondary market or the substantial equivalent thereof.

         Our opinion set forth in this letter and the opinions referred to in the Prospectus and confirmed below are based upon the California Revised Limited Partnership Act (Cal. Corp. Code Section 15611, et seq.), the Internal Revenue Code of 1986, as amended, existing and proposed regulations of the Treasury Department, reports and statements of Congressional committees and members, published administrative announcements and rulings of the Internal Revenue Service, and court decisions, all as of the date of this letter.

         Based on the foregoing, we hereby confirm that each of the statements in the "Federal Income Tax Consequences - Tax Results of the Restructuring" section of the Prospectus in which it is stated that tax counsel has advised the Fund of an opinion as to the outcome of an issue if the issue were fully litigated in court is our current opinion as to such issue subject to all of the qualifications, limitations and assumptions relating to such opinion.

         The opinion confirmed above represents our conclusions as to the application of Federal income tax law existing as of the date of this letter, and we can give no assurance that legislative enactments, administrative changes or court decisions may not be forthcoming which would modify or supersede our opinions. Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the Internal Revenue Service or that a court considering the issues will not hold contrary to such opinion. Further, our


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Knight Fuller, Inc. and
  KFI Properties, L.P.
May 28, 2003
Page 3


opinion represents our conclusions based upon the documents and facts referred to above. Any material amendments to such documents or changes in any significant facts could affect the opinion referred to herein. Although we have made such inquiries and performed such investigation as we have deemed necessary to fulfill our professional responsibilities as tax counsel, we have not undertaken an independent investigation of the facts referred to in this letter.

         We express no opinion as to any Federal income tax issue or other matter except as specifically confirmed above.

                                                     Very truly yours,



                                                     DERENTHAL & DANNHAUSER